Exhibit 10.01

Law Offices of Dennis J. Oury, L.L.C.
July 6, 2006

Philip D. Neuer, Esq.
1875 McCarter Highway
Newark, New Jersey 07104

Re:	Crowley from Jaclyn, Inc. 5801-5823 Jefferson Street 5901-5905 Jefferson Street 5814-5816 Jefferson Street 5808-5814 Washington Street

Dear Phil:

        It is my understanding that our respective clients have met and discussed a possible amendment to the Option Contract of Sale, dated September 7, 2005, with respect to the above-captioned property. It is my understanding that the terms of the amendments are to be as follows:

•	In the event of a default on behalf of Purchaser, Purchaser will execute an assignment of all development approvals received from the Township of West New York, as well as an assignment of all plans, including, but not limited to engineering and/or architectural (which were submitted to the Township of West New York, in support of the application for approval):

•	In event any of the plans submitted, in support of the application for development, are amended, updated and/or revised, copies of said plans will be provided to the Seller.

•	Seller will grant an additional six-month extension, for the receipt of approvals from the last such date permitted, pursuant to the terms and conditions of the Contract. In exchange for Seller permitting said extensions, Seller will be entitled to a payment of $17,500.00 per thirty-day extension, which funds shall be withdrawn from the deposit monies currently on deposit in your Trust Account. Said funds to be replenished at time of closing.

•	Paragraph 9 to be amended to provide that the closing will occur within sixty (60) days following satisfaction of all contingencies as set forth in said paragraph;

•	Paragraph 13 to be amended to provide that the mortgage commitment shall be received by Purchaser within ninety (90) days following Purchaser’s receipt of primary approval for its application for development;

•	Seller to provide to Purchaser all environmental reports submitted to the NJDEP and/or the USEPA, as well as any revisions or amendments thereto;

•	Seller to provide to Purchaser any and all correspondence between the Seller and either the NJDEP or the USEPA regarding any and all environmental conditions at the property.

        Kindly confirm that the above is acceptable to your client, and I will prepare the appropriate amendments to the Option Contract of Sale.

        Thank you for your kind considerations in this matter.

Very truly yours,

/s/ Joseph M. Andresini

Joseph M. Andresini

JMA:pc

cc: Mr. John Crowley

Law Offices
Philip D. Neuer
A Professional Corporation

August 4, 2006

Joseph M. Andresini, Esq.
Law Offices of Dennis J. Oury, LLC
One University Plaza – Suite 601
Hackensack, New Jersey 07601

Re:	Jaclyn, Inc. to Crowley

Dear Joseph:

        This letter, together with your letter to me of July 6, 2006, constitute an Amendment to the referenced contract of sale, as follows:

        1.        Seller shall be provided with copies and an irrevocable collateral assignment of all applications, plans, engineering reports, architectural reports and any and all other documents submitted to the Township of West New York in support of the application. In addition, Seller shall receive proof of payment to all experts so that the agreed upon assignment can be properly implemented in the event of a default.

        2.        As to your paragraph 2, the provisions of paragraph 1, above are repeated.

        3.        With regard to the four months of extensions provided for in the Contract, the seventeen thousand five hundred ($17,500) dollars per month fee shall be payable and shall be credited to your client only at closing. For each month of the six month extension, an additional seventeen thousand five hundred ($17,500) dollars shall be withdrawn and these funds shall not be refundable and shall not be credited against the purchase price.

        4.        Your paragraph 4 is incorporated by reference.

        5.        Your paragraph 5 is incorporated by reference with the proviso that Seller shall receive a full copy of the application or applications for a mortgage, not later than the fifteenth day following receipt of preliminary approval for the Application for Development. If the applications not received by that time, then Seller shall have the right to terminate.

        6.        Seller shall authorize its environmental consultants to provide copies of the Purchaser at Purchaser’s cost and expense.

        7.        Same as Paragraph 6, above.

        In addition to all of the foregoing, before we will implement this Amendment, we must have a current status report with regard to the total number of items on the West New York agenda and the number that your client currently stands.

Sincerely,

/s/ Philip D. Neuer

Philip D. Neuer, as attorney For Jaclyn, Inc.

PDN:em

cc: Jaclyn, Inc.

Agreed to and accepted as an Amendment
to the Contract:

/s/ John Crowley
John Crowley – August 6, 2006